Exhibit T3C-2

                          FIRST SUPPLEMENTAL INDENTURE

                     First Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of _____________, 200_, among Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.), a Florida corporation (the "COMPANY"), Elizabeth Arden International Holding, Inc. (formerly known as FFI International, Inc.), a Delaware corporation, FD Management, Inc., a Delaware corporation, DF Enterprises, Inc., a Delaware corporation (collectively, the "U.S. Guarantors"), Elizabeth Arden (Zug) GmbH (formerly known as FFI GmbH) (the "NON U.S. GUARANTOR," and together with the U.S. Guarantors, collectively the "GUARANTORS") each a wholly owned subsidiary of the Company, and HSBC Bank USA, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of January 23, 2001, providing for the issuance of an aggregate principal amount of $160,000,000 of 11 3/4% Senior Secured Notes due 2011 (the "NOTES");

                     WHEREAS, Section 9.02 of the Indenture provides, among other things, that (i) the Company and the Trustee may amend the Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (the "MAJORITY HOLDERS"), without notice to any other Holders and (ii) with the consent of the Holders of at least 85% in aggregate principal amount of the then outstanding Notes (the "SUPERMAJORITY HOLDERS," and together with the Majority Holders, the "REQUISITE HOLDERS") may amend or waive any of the provisions of the Indenture or the Notes relating to the Collateral (as defined in the Indenture);

                     WHEREAS, consents have been solicited from the Requisite Holders relating to the amendment and elimination of certain covenants, the release of collateral securing the Notes and other matters set forth in this Supplement (the "PROPOSED AMENDMENTS");

                     WHEREAS, the Requisite Holders have consented to the Proposed Amendments;

                     WHEREAS, the execution and delivery of this Supplement has been duly authorized and all conditions and requirements necessary to make this Supplement a valid and binding agreement of the Company have been duly performed and complied with; and

                     WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby


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acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:


                                    ARTICLE I
                             AMENDMENTS TO INDENTURE

                     Section 1.01. AMENDMENT OF ARTICLE 4. The following sections of Article 4 of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with "Intentionally Omitted" (except as otherwise noted) and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety (other than Sections 4.03 and 4.04, modified and provided herein):

                     (a) 4.03 Reports (the text of which shall be deleted in its entirety and replaced with "The Company shall comply with the provisions of
Section 314(a) of the TIA");

                     (b) 4.04 Compliance Certificate (the text of which shall be deleted in its entirely and replaced with "The Company shall comply with the provisions of Section 314(a) of the TIA");

                     (c) 4.05 Taxes;

                     (d) 4.06 Stay extension;

                     (e) 4.07 Restricted Payments;

                     (f) 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;

                     (g) 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock;

                     (h) 4.10 Change of Control;

                     (i) 4.11 Asset Sales;

                     (j) 4.12 Liens;

                     (k) 4.13 Transactions with Affiliates;

                     (l) 4.14 Business Activities;

                     (m) 4.16 Limitations on Preferred Stock or Preferred Equity Interests of Restricted Subsidiaries;

                     (n) 4.17 Payments for Consents; and

                     (o) 4.18 Additional Note Guarantees.


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
                    Section 1.02. AMENDMENT OF ARTICLE 5. Section 5.01 (iii) and
Section 5.01 (iv) of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety.

                    Section 1.03. AMENDMENT OF ARTICLE 6. The following subsections of Article 6, Section 6.01 of the Indenture and any corresponding provisions in the Notes, with respect to Events of Default are hereby deleted in their entirety and replaced with "Intentionally Omitted," and all references made thereto throughout the Indenture in their entirety:

                     (a) Section 6.01(iii);

                     (b) Section 6.01(v);

                     (c) Section 6.01(vi);

                     (d) Section 6.01(viii); and

                    Section 6.01 (iv) of the Indenture shall be renumbered as
Section 6.01 (iii) and shall be amended in its entirety to read as follows:

                     "failure by the Applicant or any of its Subsidiaries to observe or perform in all material respects any covenant or agreement on the part of the Company or such Subsidiary contained in the Notes and the Indenture if that failure is not remedied within 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the New Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default;"

                     Section 1.04. AMENDMENT OF ARTICLE 10. Article 10 of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with "Intentionally Omitted," and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety.

                     Section 1.05. DEFINITIONS. Definitions defined in Article 1 of the Indenture shall be deemed deleted when reference to such definitions would be eliminated as a result of the foregoing amendments.

                     Section 1.06. NAME OF SECURITIES. All references in the Indenture and Notes to "Senior Secured Notes" shall be deleted and replaced with "Senior Notes."

                     Section 1.07. SECTION AND OTHER REFERENCES. To the extent any amendments result in the renumbering of sections or clauses, any references thereto shall be deemed amended so as to refer to the amended section or clause.


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                                    ARTICLE II
                            Conditions; Effectiveness

                     Section 2.01. CONDITIONS AND EFFECTIVENESS. This Supplement shall become effective upon execution and delivery to the Trustee. This Supplement shall become operative upon satisfaction or waiver of the conditions set forth in the applicable solicitation of consents in accordance with the Indenture.


                                   ARTICLE III
                                  Miscellaneous

                     Section 3.01. INDENTURE RATIFIED. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

                     Section 3.02. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                     Section 3.03. TRUSTEE NOT RESPONSIBLE. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

                     Section 3.04. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe the Supplement but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                     Section 3.05. SUCCESSORS. All covenants and agreements in this Supplement by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

                     Section 3.06. SEVERABILITY. In case any provisions in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.







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
                     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                  Elizabeth Arden, Inc.

                                  By: ____________________________
                                  Name:
                                  Title:

                                  Elizabeth Arden International Holding, Inc.

                                  By: ____________________________
                                  Name:
                                  Title:

                                  FD Management, Inc.

                                  By: ____________________________
                                  Name:
                                  Title:

                                  DF Enterprises, Inc.

                                  By: ____________________________
                                  Name:
                                  Title:

                                  Elizabeth Arden (Zug) GmbH

                                  By: ____________________________
                                  Name:
                                  Title:

                                  HSBC Bank USA, as Trustee

                                  By: ____________________________
                                  Name:
                                  Title:





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